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HANCOCK FABRICS, INC.                                                EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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
-------------------------------------------------------------------------------------------------
(dollars in thousands, except for
  per share amounts)                                                        Year Ended

                                                                ---------------------------------
                                                                  February 2,         January 28,
                                                                    1997                1996
-------------------------------------------------------------------------------------------------
 Primary earnings per share

   Net earnings                                                 $     12,481         $      8,951
                                                                ============         ============

   Weighted average number of common shares
    outstanding during period                                     21,580,015           21,052,327


   Additional shares attributable to common
    stock equivalents                                                230,553              227,980

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                               (269,171)              14,092
                                                                ------------         ------------

                                                                  21,541,397           21,294,399
                                                                ============         ============

   Earnings per share                                           $       0.58         $       0.42
                                                                ============         ============


----------------------------------------------------------------------------         ------------

 Fully diluted earnings per share

   Net earnings                                                 $     12,481         $      8,951
                                                                ============         ============

   Weighted average number of common shares
    outstanding during period                                     21,580,015           21,052,327


   Additional shares attributable to common
    stock equivalents                                                482,746              234,133

   Shares attributable to tax effect of restricted stock
    and related deferred compensation                               (205,187)              14,223
                                                                ------------         ------------

                                                                  21,857,574           21,300,683
                                                                ============         ============

   Earnings per share                                           $       0.57         $       0.42
                                                                ============         ============
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